Exhibit 99.1

                    Stacey Dwyer, EVP
1901 Ascension Blvd., Suite 100, Arlington, TX 76006
817-856-8200
April 15, 2004

D.R. HORTON, INC. REPORTS A 48% INCREASE IN SECOND QUARTER NET INCOME TO A RECORD $188.6 MILLION, AND RAISES ITS FISCAL YEAR 2004 GUIDANCE

Quarter Highlights

•	Net income increased 48% to a record $188.6 million

•	Diluted earnings per share increased 40% to $0.80 per diluted share

•	Net sales orders increased 37% to $3.3 billion (13,480 homes)

•	Sales contract backlog increased 32% to an all-time record of $4.6 billion (18,137 homes)

•	Homes closed increased 25% to 9,823 homes

•	Consolidated revenue increased 22% to $2.3 billion

•	Homebuilding debt to total capitalization (net of homebuilding cash) improved 800 basis points to 43.3% from 51.3% a year ago

•	All regions reported an increase in homes closed, net sales orders and sales contract backlog in both homes and dollars

ARLINGTON, TEXAS – D.R. Horton, Inc. (NYSE:DHI) Thursday (April 15, 2004) reported that net income for the quarter ended March 31, 2004 increased 48% to $188.6 million ($0.80 per diluted share), from $127.8 million ($0.57 per diluted share) in the same quarter of fiscal 2003. Second quarter consolidated revenue increased 22% to $2.3 billion, from $1.9 billion in the second quarter of fiscal year 2003. Homes closed increased 25% to 9,823 homes from 7,888 homes in the year ago quarter.

For the six months ended March 31, 2004, net income increased 56% to $374.2 million ($1.58 per diluted share), compared to $239.7 million ($1.08 per diluted share) for the same period of fiscal 2003. Consolidated revenue for the six months increased 24% to $4.5 billion, from $3.7 billion for the same period of fiscal 2003. Homes closed increased 24% to 19,065 homes from 15,402 homes for the same period of fiscal year 2003.

As previously reported, net sales orders for the quarter ended March 31, 2004 established an all-time quarterly record of $3.3 billion (13,480 homes), an increase of 37% compared to $2.4 billion (10,548 homes) for the same quarter of fiscal 2003. Net sales orders for the first six months of fiscal 2004 increased 30% to $5.4 billion (21,714 homes), compared to $4.1 billion (17,800 homes) for the same period of fiscal 2003. The Company’s sales contract backlog at March 31, 2004 established an all-time Company record totaling $4.6 billion (18,137 homes), up 32% from $3.5 billion (15,095 homes) at March 31, 2003.

The Company is raising earnings per diluted share guidance for the fiscal year ended September 30, 2004 to the range of $3.45 to $3.55, based on 237.0 million diluted shares outstanding. This represents a 26% to 30% increase over the $2.73 per diluted share reported in fiscal year 2003. The earnings guidance is based on approximately 43,000 to 44,000 homes closed and $10.2 to $10.4 billion in consolidated revenue.

The Company will host a conference call Thursday, April 15th at 10:00 a.m. EDT. The dial-in number is 800-374-9096. The call will also be webcast from www.drhorton.com on the “Investor Relations” page.

Donald R. Horton, Chairman of the Board, said, “It has been an exciting quarter for the Company. The Company continues to experience strong sales demand as evidenced by the 37% sales increase in the second quarter, which contributed to an all-time record backlog of $4.6 billion. Our record earnings for the first half of this fiscal year, combined with our record sales contract backlog, ensure that fiscal year 2004 will be our 27th consecutive year of increased revenues and profitability.”

Founded in 1978, D.R. Horton, Inc. is engaged in the construction and sale of high quality homes designed principally for the entry-level and first time move-up markets. D.R. Horton currently builds and sells homes in 21 states and 51 markets, with a geographic presence in the Midwest, Mid-Atlantic, Southeast, Southwest and Western regions of the United States. The Company also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release relate to our revenues, home closings, and earnings per share guidance for 2004, and our assurance of another consecutive year of growth and profitability in 2004, based on our record earnings for the first half of the year and record sales contract backlog position. Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: changes in general economic, real estate and business conditions; changes in interest rates and the availability of mortgage financing; governmental regulations and environmental matters; the Company’s substantial leverage; competitive conditions within the industry; the availability of capital to the Company on favorable terms; the Company’s ability to integrate its acquisitions and successfully effect the cost savings, operating efficiencies and revenue enhancements that are believed available and otherwise to successfully effect its other growth strategies. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and most recent quarterly reports on Form 10-Q, which are filed with the Securities and Exchange Commission.

WEBSITE ADDRESS: www.DRHORTON.com

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three months ended				Six months ended
	March 31,				March 31,
	2003		2004		2003		2004
	(In millions, except per share amounts)
Homebuilding:
Revenues
Home sales	$1,777.8	$	2,250.5	$	3,444.3	$	4,385.1
Land/lot sales	91.0		42.7		131.2		71.7

	1,868.8		2,293.2		3,575.5		4,456.8

Cost of sales
Home sales	1,419.5		1,748.8		2,753.3		3,403.1
Land/lot sales	76.9		27.3		111.7		43.4

	1,496.4		1,776.1		2,865.0		3,446.5

Gross profit
Home sales	358.3		501.7		691.0		982.0
Land/lot sales	14.1		15.4		19.5		28.3

	372.4		517.1		710.5		1,010.3

Selling, general and administrative expense	187.3		222.7		366.5		435.2
Interest expense	0.0		3.1		0.3		3.3
Other expense (income)	(0.1)		2.8		(0.3)		0.2

Operating income from homebuilding	185.2		288.5		344.0		571.6

Financial services:
Revenues	39.7		42.0		78.0		83.0
Selling, general and administrative expense	22.2		26.2		44.3		51.7
Interest expense	1.5		1.1		3.5		2.4
Other (income)	(5.0)		(3.4)		(10.9)		(7.9)

Operating income from financial services	21.0		18.1		41.1		36.8

Income before income taxes	206.2		306.6		385.1		608.4
Provision for income taxes	78.4		118.0		145.4		234.2

Net income	$127.8	$	188.6	$	239.7	$	374.2

Amounts per share — basic:
Net Income	$0.58	$	0.81	$	1.09	$	1.61

Weighted average number of shares	219.5		232.8		219.6		232.5

Amounts per share — diluted:
Net Income	$0.57	$	0.80	$	1.08	$	1.58

Weighted average number of shares	222.3		237.1		222.5		236.9

Other Consolidated Financial Data
Interest amortized to home and land/lot cost of sales	$49.7	$	54.9	$	89.2	$	107.7

Depreciation and amortization	$9.8	$	10.4	$	18.8	$	21.9

Interest incurred	$61.7	$	64.2	$	120.5	$	120.4

D.R. HORTON, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

As of March 31,
2004
(In millions)
ASSETS
Homebuilding:
Cash and cash equivalents	$190.4
Inventories
Finished homes and construction in progress	2,770.4
Residential lots — developed and under development	3,034.2
Land held for development	6.3
Consolidated land inventory not owned	24.7

5,835.6
Property and equipment (net)	86.4
Other assets	464.1
Excess of cost over net assets acquired (net)	578.9

7,155.4

Financial services:
Cash and cash equivalents	28.3
Mortgage loans held for sale	432.5
Other assets	27.5

488.3

$7,643.7

LIABILITIES
Homebuilding:
Accounts payable and other liabilities	$1,045.0
Notes payable	2,780.9

3,825.9

Financial services:
Accounts payable and other liabilities	12.5
Notes payable	366.9

379.4

4,205.3

Minority interests	48.2

STOCKHOLDERS’ EQUITY
Common stock	2.4
Additional capital	1,594.1
Unearned compensation	(1.1)
Retained earnings	1,853.7
Treasury stock (at cost)	(58.9)

3,390.2

$7,643.7

D.R. HORTON, INC.
($’s in millions)

NET SALES ORDERS

	Three Months Ended March 31,				Six Months Ended March 31,
	2003		2004		2003		2004
	Units	$'s	Units	$'s	Units	$'s	Units	$'s
Mid-Atlantic	993	$215.1	1,034	$277.3	1,714	$361.0	1,749	$444.0
Midwest	522	140.7	620	175.1	951	247.6	1,031	300.3
Southeast	1,152	215.5	1,758	365.0	2,101	385.4	2,931	616.6
Southwest	4,473	740.2	5,435	906.1	7,244	1,209.1	8,715	1,460.9
West	3,408	1,128.0	4,633	1,610.3	5,790	1,934.9	7,288	2,545.7

	10,548	$2,439.5	13,480	$3,333.8	17,800	$4,138.0	21,714	$5,367.5

HOMES CLOSED

	Three Months Ended March 31,				Six Months Ended March 31,
	2003		2004		2003		2004
	Units	$'s	Units	$'s	Units	$'s	Units	$'s
Mid-Atlantic	743	$154.5	801	$180.5	1,408	$288.7	1,643	$362.0
Midwest	441	107.6	443	119.2	867	217.1	887	238.5
Southeast	979	167.7	1,282	251.5	1,926	325.0	2,403	469.0
Southwest	3,277	552.3	4,432	729.5	6,357	1,070.2	8,373	1,370.9
West	2,448	795.7	2,865	969.8	4,844	1,543.3	5,759	1,944.7

	7,888	$1,777.8	9,823	$2,250.5	15,402	$3,444.3	19,065	$4,385.1

SALES CONTRACT BACKLOG

	As of March 31
	2003		2004
	Units	$'s	Units	$'s
Mid-Atlantic	1,559	$337.2	1,708	$452.8
Midwest	1,000	269.0	1,125	340.7
Southeast	1,844	335.1	2,351	511.8
Southwest	6,073	1,026.6	7,018	1,210.9
West	4,619	1,551.0	5,935	2,119.5

	15,095	$3,518.9	18,137	$4,635.7